EXHIBIT 10.37

Intellectual Property Acquired from Polymedix

The intellectual property portfolio of the former Polymedix which we acquired consists of the following:

CATAGORIES

1.	Brilacidin, and related compounds
2.	Delparantag and related compounds
3.	Anti-microbial- surfactants and related compounds

Patent	Status	Description
COMPOSITION AND USE PATENTS
Design, preparation and properties of antibacterial beta-peptides. (1)	United States - Issued 01/13/04 Category: 1 Patent expires: 2020
This patent claims composition of matter for particular beta-peptides that have antibacterial properties.  It also claims pharmaceutical preparations containing particular antibacterial beta-peptides and methods for creating sanitizing surfaces by treatment with an antibacterial beta-peptide.

Amphiphilic Polymers as Anti-Infective Agents: 1 (1)
United States – filed
Patent Cooperation Treaty – filed
National Phase entered
United States - issued 02/06/2007
European Patent - issued 09/17/2008
Other issued patents include Australia, China, Japan, South Korea

Category: 1 & 3
Patents expire: 2022

These patents and application family claims composition of matter for facially amphiphilic polymers that are polyamides, polyesters, polyurea, polyurethane, polycarbonate, or polyphenylene, compounds.  Also claimed are material articles made from the amphiphilic polymers that have antimicrobial properties.

Amphiphilic Polymers as Anti-Infective Agents: 2 (Phenylalkynes) (1)
United States – filed

Patent Cooperation Treaty – filed

National Phase entered

European Patent - issued 05/25/2011

Other issued patents: Australia, South Korea

European Divisional filed

Other divisional filings: Japan, China

Category: 1 & 3
Patents expire: 2022
These patents are similar to “Amphiphilic Polymers as Anti-Infective Agents: 1” above, but further claims facially amphiphilic polymers that are polyphenylene and heteroarylene compounds.
Facially amphiphilic polymers and oligomers and uses thereof: 1 (1)
United States – filed
Patent Cooperation Treaty - filed
National Phase entered

Other issued patents: Australia

United Stated Divisional – issued 08/07/2012

European Divisionals – four filed

Other Divisional filings: Australia, China, Japan

Category: 1 & 2
Patents expire: 2024

This application claims pharmaceutical compositions and uses for facially amphiphilic polymers, oligomers and small molecules that are polyamides, polyesters, polyurea, polyurethane, polycarbonate, or polyphenylene, compounds.  Uses include method of treatment (systemic and topical) as antimicrobial agents against bacteria, fungi and viruses and as an antidote to heparin and LMWH.  Also, composition of matter claims are expanded.

Patent	Status	Description
Facially amphiphilic polymers and oligomers and uses thereof: 2 (Phenylalkynes) (1)
United States – filed
Patent Cooperation Treaty - filed
National Phase entered

United States patent issued 07/17/2012

Other issued patents: Australia

United States Divisional – filed

European Divisional - filed

Other Divisional filings: China, South Korea

Category: 1 & 3
Patents expire: 2024
These patents are similar to “Amphiphilic Polymers as Anti-Infective Agents: 1” above, except that the small molecules to which it claims use are polyphenylene and heteroarylene compounds.
Polycationic Compounds and Uses thereof
United States – filed

Patent Cooperation Treaty – filed

National Phase entered

United States patent issued 06/30/2009

European Patent issued 08/07/13

Australia Patent issued 05/17/12

China Patent Issued 08/22/12

South Korea Patent issued 08/03/12

United States Continuations –  five filed: four issued 06/29/10; 03/06/12; 07/31/12; 08/13/13; one pending

Other Divisional filings: Japan, China

South Korea Divisional issued 06/26/12

Category: 2
Patents expire: 2025
This application claims method of use for modulating angiogenesis with polycationic compounds, compositions of anti-heparin compounds and methods of inhibiting heparin activity.
Composition and Use of Polymethacrylate Co-Polymers (1)	United States – filed Patent Cooperation Treaty - filed National Phase entered Australian Patent issued European Divisionals - three filed Category: 3 Patents expire: 2025	This application claims amphiphilic co-polymers that exhibit antimicrobial activity and uses in a number of pharmaceutical and material applications.

Patent	Status	Description
Ophthalmic and Otic Compositions of Facially Amphiphilic Polymers and Oligomers and Use Thereof	United States – filed Patent Cooperation Treaty - filed National Phase entered Other patents issued: China Other divisional filings: China Category: 1 Patents expire: 2027
This application relates to antimicrobial compositions of facially amphiphilic antimicrobial polymers and oligomers useful for the treatment or prevention of ophthalmic and otic infections.  The application also relates to methods of using the compositions for treating and/or preventing ophthalmic and otic infections.

Combination of Synthetic Antimicrobial Polymers and Sesquiterpenoid Compounds	United States – filed Category: 3 Patents expire: 2028	This application relates to the combination of facially amphiphilic antimicrobial polymers and oligomers with sesquiterpenoids to enhance antimicrobial activities.
Anti-Malarial Compounds	United States – filed Patent Cooperation Treaty - filed National Phase entered Category: 1 Patents expire: 2029	This application relates in to arylamide and other classes of compounds and their use in treating malaria.
Synthetic Mimetics of Host Defense and Uses Thereof	United States – issued 10/02/12 United States Continuation filed Patent Cooperation Treaty - filed National Phase entered Category: 1 Patents expire: 2029	This application relates to arylamide compounds, their antimicrobial uses and methods of synthesis.
Antimicrobial Molecules for Treating Multi-Drug Resistant and Extensively-Drug Resistant Strains of Mycobacterium	United States - filed Patent Cooperation Treaty - filed National Phase entered Category: 1 Patents expire: 2029	This application relates to treating multi-drug resistant and extremely drug resistant strains of mycobacterium with antimicrobial compounds and compositions.
Processes for Preparing a Polymeric Compound	United States – issued 01/15/13 United States Continuation filed Mexican Patent issued 06/06/13 Patent Cooperation Treaty – filed Category: 2 Patents expire: 2030	This application relates to preferred methods for synthesizing and preparing pharmaceutical compositions of representative compounds in the salicylamide class of compounds
Anti-Heparin Compounds	United States – filed Patent Cooperation Treaty – filed National Phase entered Category: 2 Patents expire: 2031	This application relates to methods of antagonizing anticoagulant agents, such as unfractionated heparin, low molecular weight heparin, and/or a derivatives and compositions of the antagonists.
Methods of Immune Modulation	United States - filed Patent Cooperation Treaty – filed National Phase entered Category: 1 Patents expire: 2031	The present invention is directed, in part, to methods of modulating an immune response in an animal with facially amphiphilic compounds.

Patent	Status	Description
Facially Amphiphilic Compounds, Compositions, and Uses Thereof in Treating Cancer	United States - filed Patent Cooperation Treaty – filed This entire family was abandoned Category: 1 Patents expire: 2031	The present invention relates to compositions of facially amphiphilic compounds and their use in methods for treating cancers in animals, such as humans.
Compounds For Use in Treatment of Mucositis	United States – filed Patent Cooperation Treaty – filed National Phase due 11/13 Category: 1 Patents expire: 2032	The application relates to methods of treating and/or preventing mucositis.
Hybrid Compounds and Methods of Making and Using the Same	United States provisional filed Category: 1	The application relates to compositions and use of anti-microbial compounds.
Polycyclic Compounds and Methods of Making and Using the Same	United States provisional filed Category: 1	The application relates to compositions and use of anti-microbial compounds.
Antagonizing Heparin with Salicylamide Compounds and Histamine Blocking Agents	United States provisional filed Category: 2	The application relates to use of anti-heparin salicylamide compounds with histamine blocking agents to treat cardiovascular disorders.
Compounds and Methods for Treating Candidiasis and Aspergillus Infections	United States – filed Patent Cooperation Treaty – filed National Phase due 07/14 Category: 1 Patents expire: 2033	The application relates to compositions and use of anti-fungal compounds.
Compounds and Methods for Treating Malaria	Patent Cooperation Treaty – filed National Phase due 08/14 Category: 1 Patents expire: 2033	The application relates to compositions and use of anti-malarial compounds.
Compositions of Arylamide Compounds and Antimicrobial Agents	United States provisional filed Category: 1	The application relates to compositions and use of arylamide compounds and anti-microbial agents.
COMPUTATIONAL PATENTS
Methods, systems and computer program products for computational analysis and design of amphiphilic polymers (1)	United States - issued 09/15/2009 Patents expire: 2022
This application is directed to the creation and use of novel force field packages for modeling the structure and behavior of complex molecules in complex environments.  Specific utilities are the prediction of oligomer structures in polar and apolar medias.

Computer simulation of biomembranes using a Coarse Grain Model (1)	United States – filed Patents expire: 2022
This application is directed to the creation and use of a novel coarse grain model for studying complex biological structures, such as membranes.  Specifically a computational approach is described that accurately predicts the structural and dynamic properties of membranes that are far less demanding of CPU time than comparable methods.

Computational design of a water-soluble analog of a protein, such as phospholamban and potassium channel Kcsa (1)	United States – filed Patents expire: 2022	This application claims methods and computer programs for the computational design of water-soluble analogs of membrane proteins that retain biological function.

(1)	Patent rights obtained pursuant to a license agreement with the University of Pennsylvania.

In addition, we have trademark protection for the marks PolyMedix,® PolyCide®, and PolyDentix®.